As filed with the Securities and Exchange Commission on June 28, 2011

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET ELEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0715816
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

 1450 S. Miami Avenue
Miami, FL 33130
(305) 507-8808
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NET ELEMENT, INC. 2011 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Mike Zoi
Chief Executive Officer and Chairman of the Board
Net Element, Inc.
1450 S. Miami Avenue
Miami, FL 33130
(305) 507-8808
(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
Facsimile: (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐	Large accelerated filer

☐	Accelerated filer

☐	Non-accelerated filer (Do not check if smaller reporting company)

☒	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	150,000,000	$0.06(3)	$9,000,000	$1,044.90

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Includes 150,000,000 shares of common stock reserved for issuance under the Net Element, Inc. 2011 Equity Incentive Plan.

(3)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of high and low sale prices as reported on the OTCQB on June 27, 2011.

EXPLANATORY NOTE

Net Element, Inc. (“Net Element,” “we” or “us”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register shares of our common stock, $0.001 par value per share, issuable under our 2011 Equity Incentive Plan.

This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended. The reoffer prospectus may be used for reoffers and resales of control securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to the 2011 Equity Incentive Plan by selling stockholders who may be deemed “affiliates” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of Net Element and for reoffers and resales of restricted securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to awards of restricted stock issued pursuant to the 2011 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information concerning the Net Element, Inc. 2011 Equity Incentive Plan required by Item 1 of this Registration Statement on Form S-8, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to persons eligible to participate in such Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission or its staff a copy or copies of documents included in such file. Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this prospectus) and the other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act, will be available without charge to participants in the Net Element, Inc. 2011 Equity Incentive Plan upon written or oral request by contacting:

Mike Zoi
Chief Executive Officer and Chairman of the Board
Net Element, Inc.
1450 S. Miami Avenue
Miami, FL 33130
(305) 507-8808

i

REOFFER AND RESALE PROSPECTUS

NET ELEMENT, INC.

___________ SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale by the selling stockholders of an aggregate of ________ shares of the Net Element common stock underlying options granted by us pursuant to our 2011 Equity Incentive Plan to certain of our directors and officers as compensation for their services.

All of the shares are being reoffered and resold for the account of the selling stockholders. We will not receive any of the proceeds from the resale of these shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the OTCQB electronic quotation and trading system (“OTCQB”) or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution” starting on page 15 of this prospectus. We will bear all expenses in connection with the preparation of this prospectus.

Our common stock is quoted on the OTCQB under the symbol “NETE” The last reported sale price of our common stock on June 27, 2011 was $0.06 per share.

Our principal executive offices are located at 1450 S. Miami Avenue, Miami, FL 33130 and our telephone number is (305) 507-8808.

Investing in our common stock involves risks including those that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 28, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission (“SEC”) are incorporated by reference in this prospectus:

(1)	Transition Report on Form 10-K for the transition period from April 1, 2010 to December 31, 2010, filed February 3, 2011, including any amendments thereto;
(2)	Amendment to Transition Report on Form 10-K for the transition period from April 1, 2010 to December 31, 2010, filed February 3, 2011;
(3)	Current Report on Form 8-K, filed February 22, 2011;
(4)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed May 16, 2011; and
(5)	Description of our common stock in our Registration Statement on Form S-1 filed June 24, 2004, including any amendments thereto

All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors,” and our Annual Report, which is incorporated herein by reference, before making an investment decision.

Overview

Net Element, Inc. (formerly TOT Energy, Inc.) is an online media and technology company. Since April 1, 2010, we have pursued a strategy to develop and/or acquire technology and applications for use in the online media industry. In furtherance of this strategy, on December 14, 2010, we acquired Openfilm, LLC, a Florida limited liability company, engaged in the development of technology and operation of a website that supports the advancement of independent film on the Internet. Additionally, on February 1, 2011, we acquired Motorsport, LLC, a Florida limited liability company that holds 80% of the outstanding common stock of Motorsport.com, Inc., a Florida corporation engaged in the operation of a news and information website relating to the international motorsport industry, and Music1, LLC, a Florida limited liability company, that owns 97% of the membership interests of A&R Music Live, LLC, a Georgia limited liability company that owns and operates two websites that provide an online social community and marketplace for musicians, songwriters, producers and record companies and an opportunity to showcase artist talents. As a result of these acquisitions, we now operate several online media websites in the film, auto racing and emerging music talent markets.

We believe that the technology platforms and development expertise acquired from Openfilm will enable us to enhance the digital distribution of content in a variety of industries. Accordingly, we intend to explore the possibility of acquiring other internet portal properties and companies with similar goals of connecting people in various vertical markets, such as the medical, music, film, sports and legal markets.

Net Element, Inc. was organized on February 6, 2004 under the laws of the State of Delaware under the name Splinex Technology, Inc., which was a wholly-owned subsidiary of Splinex, LLC, a Florida limited liability company, and was spun-off pursuant to a merger with Ener1 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Ener1, Inc., (Nasdaq: HEV), a Florida corporation, co-founded by our President, Mike Zoi, that designs, develops and manufactures high-performance, rechargeable, lithium-ion batteries and battery systems in the transportation and energy markets. The Company initially intended to develop advanced technologies in the three-dimensional or 3D computer graphics industry. Since October 28, 2003 (“Inception”), the date of formation of Splinex, LLC, through December 17, 2007, we operated in a development phase typical of a software company and focused on developing technologies and products and securing intellectual property rights while we developed relationships with potential customers and resellers. Under an agreement effective April 1, 2004 (the “Contribution Agreement”), Splinex, LLC contributed substantially all of its assets, liabilities and operations to the Company. Due to lack of significant sales, we substantially reduced our workforce and overhead costs beginning in September 2005. From September 2005 through July 2007, Ener1 Group, Inc., a related party, loaned us money to fund our operations. In July 2007, Ener1 Group, Inc. stopped funding our operations.

On December 17, 2007, (1) certain holders, who had received shares in the Company as distributions from Splinex LLC, transferred their ownership of 35,162,334 shares of common stock of the Company to Splinex LLC for nominal consideration, and (2) Bzinfin, S.A., a British Virgin Islands limited corporation (indirectly owned by an affiliate of Ener1 Group, Inc., a Florida company of which Mike Zoi (our current Chief Executive Officer and Chairman of the Board) is a shareholder and director and which is the majority shareholder of Ener1, Inc.) and Ener1 Group assigned debt obligations of the Company to Splinex LLC in the amount of $2,805,207 and $845,864, respectively. Under a Purchase Agreement dated December 17, 2007, TGR Capital, LLC (which changed its name to Enerfund, LLC in September 2008), a Florida limited liability company (“Enerfund”), which is wholly-owned by Mike Zoi, acquired all of the membership interests in Splinex LLC, thereby giving Enerfund control of Splinex LLC.

Under an Exchange Agreement dated December 18, 2007, we agreed to issue 113,500,000 newly issued shares of the Company to Splinex LLC of which 8,500,000 shares were issued to Bzinfin and 2,125,000 were issued to a former affiliate of Splinex, LLC. Splinex LLC owned 98,157,334 shares of the Company as of December 17, 2007 and an aggregate of 201,032,334 shares after the completion of the Exchange Agreement on December 18, 2007. We had 100,757,769 shares outstanding at December 17, 2007 and 214,257,769 shares outstanding after the completion of the Exchange Agreement. In June 2008, Splinex, LLC changed its name to TGR Energy, LLC.

Until December 31, 2010, short term financing was provided by TGR Energy, LLC (“TGR”), an entity controlled by our president, Mike Zoi, pursuant to a Subscription Agreement dated August 7, 2008 (the “Subscription Agreement”). TGR agreed to provide up to $2,000,000 (the “Investment Amount”) in exchange for up to 100,000,000 shares of common stock and warrants to purchase up to 50,000,000 shares of common stock at an exercise price of $0.05 per share. Pursuant to the Subscription Agreement, TGR funded the Investment Amount as required in our operational budget. On January 12, 2010, TGR agreed to increase its funding commitment from $2,000,000 to $4,000,000 in exchange for up to an additional 100,000,000 shares of our common stock and warrants to purchase up to 50,000,000 shares of our common stock at an exercise price of $0.05 per share for a period of five years from date of issuance. TGR has funded the full amount required under the Subscription Agreement.

On December 31, 2010, we entered into a Subscription Agreement with Enerfund, LLC (a company controlled by Mike Zoi) (the “Enerfund Subscription Agreement”) pursuant to which we received an aggregate of $2,000,000 in exchange for 200,000,000 shares of our common stock and warrants to purchase 100,000,000 shares of our common stock at an exercise price of $0.05 per share for a period of five years from date of issuance. The proceeds of the Enerfund Subscription Agreement will be used to fund our operations.

On July 16, 2008, we entered into a Joint Venture Agreement (the “JV Agreement”) with Evgeny Bogorad (“Bogorad”), owner of Sibburnefteservis, Ltd. of Novosibirsk, Russia, an oil services company (“SIBBNS”). Pursuant to the JV Agreement, Bogorad contributed certain of SIBBNS’ assets and personnel to a joint venture company named TOT-SIBBNS, Ltd., a Russian corporation (“TOT-SIBBNS”). An independent appraisal company appraised the contributed assets at USD$6,221,881.We ended development stage activity on July 16, 2008 when we acquired a 75% interest in the TOT-SIBBNS joint venture and began operations in the oil and gas service industry, including the exploration, development, production, and marketing of crude oil and natural gas in Russia and Kazakhstan. At the closing on July 16, 2008, we issued to Bogorad 3,000,000 shares of our common stock in exchange for a 75% interest in TOT-SIBBNS.

TOT-SIBBNS obtained its first contract and began drilling operations in the Fall 2008. However, financial constraints and the declining price of oil resulted in a suspension of drilling operation in January 2009. Drilling operations did not recommence during the Winter 2009 and most employees were furloughed in April 2009.

TOT-SIBBNS had expectations of continuing exploratory drilling (both through its existing customer and new customers) for the 2009/2010 drilling season as the price of oil had risen significantly and TOT-SIBBNS was able to secure an additional drilling contract in November 2009. However, in January 2010, it became questionable whether activities with TOT-SIBBNS’ initial customer would recommence in the short term, and there remained uneasiness in the market over the continued improvement in crude oil prices, which had a negative impact on the exploratory drilling market in Russia at that time. Accordingly, on January 27, 2010, after several weeks of exploring other business opportunities, we altered our business focus and decided to exercise our option to unwind the joint venture and pursue other development opportunities.

We executed an unwind agreement with TOT-SIBBNS whereby we exchanged our 75% interest in TOT-SIBBNS for the 3,000,000 shares given to Evgeny Bogorad in 2008. The unwind of the joint venture was consummated as of March 31, 2010. The unwind of the TOT-SIBBNS joint venture has been accounted for using the guidance provided in ASC 845 (previously APB 29), as a disposal “other than by sale” similar to a spin-off transaction, with the shares received reflected as treasury stock and recorded on our balance sheet at its carrying basis in the net assets of the joint venture as of March 31, 2010.

Korlea-TOT Energy s.r.o. (“KORLEA-TOT”) is our 51% joint venture with Korlea Invest Holding AG of Switzerland (“Korlea”) who is a provider and trader of energy assets in the Czech Republic. The joint venture, Korlea-TOT, established as of July 17, 2008, was expected to assist in the marketing of oil assets sourced by us and our contacts and affiliates. There has been no activity to date with this joint venture. Accordingly, in November 2010, we sent Korlea notice of our intention to unwind this arrangement. We intend to sell our ownership in the KORLEA-TOT joint venture to Korlea in exchange for a cash payment equal to 51% of the cash balance in the joint venture on the date of unwind. Consummation of this transaction will be subject to obtaining certain approvals and making certain filings overseas.

Since April 1, 2010, we have engaged in the development of an alternative energy services business and we have concurrently pursued a strategy to develop and/or acquire technology and applications for use in the online media industry. In furtherance of this strategy, we acquired Openfilm, LLC, a Florida limited liability company, engaged in the development of technology and operation of a website that supports the advancement of independent film on the Internet, as more fully described below. We believe that our technology platforms and development expertise will enable us to enhance the digital distribution of content in a variety of industries. Accordingly, in addition to our acquisition of Openfilm, we intend to explore the possibility of acquiring other internet portal properties and companies with similar goals of connecting people in various vertical markets, such as the medical, music, film, sports and legal markets. In this regard, on February 1, 2011, we acquired Motorsport, LLC and Music1, LLC, each as more fully described below. As of December 31, 2010, we have terminated our efforts to develop an alternative energy services business in order to focus on our growing online media businesses.

In pursuing our strategy to develop an online media company, from time to time, we may be engaged in various discussions to acquire businesses or formulate joint venture or other arrangements. Our policy is not to disclose discussions or potential transactions until definitive agreements have been executed. Where appropriate, acquisitions will be financed with equity shares and this may result in substantial dilution to existing stockholders.

Several factors raise significant doubt as to our ability to continue operating as a going concern. These factors include our history of net losses and, from March 31, 2010 until December 14, 2010, due to the unwind of the TOT-SIBBNS joint venture, we had no significant operations until the acquisition of Openfilm. Additionally, as of December 31, 2010, we had a working capital deficit. Management recognizes that we must raise capital sufficient to fund business activities until such time as we can generate sufficient revenues and net cash flows in amounts necessary to enable us to continue contemplated operations, of which there can be no assurance. We are dependent upon TGR, Enerfund or Mike Zoi (as a result of his controlling interest in TGR and Enerfund and our dependence on the continued support of our operations by Mr. Zoi) to fund our operations. Our independent auditors’ report on our financial statements for the year ended December 31, 2010 contains an explanatory paragraph about our ability to continue as a going concern. Management believes that our current operating strategy, as described in the preceding paragraphs and the proceeds received from the Enerfund Subscription Agreement and expected continued financial support from Mr. Zoi, provides the opportunity for us to continue as a going concern; however, there is no assurance this will occur and Mr. Zoi is not obligated to continue to fund our operations.

On November 11, 2010, our Board of Directors adopted a resolution changing our fiscal year end from March 31 to December 31. Management believes that this change will allow better alignment of our annual planning and budget processes with our new business strategy as we are no longer engaged in the seasonal oil and gas business.

Recent Developments

Openfilm

As part of our strategy to develop an online media company, on December 14, 2010, we entered into a purchase agreement (the “Openfilm Purchase Agreement”) with the members of Openfilm, LLC, a Florida limited liability company engaged in the development of technology and operation of a website that supports the advancement of independent film on the Internet. Mike Zoi, our President, through his control of Enerfund, LLC and MZ Capital, LLC, both Florida limited liability companies, held approximately 70% of Openfilm’s outstanding membership interests prior to the acquisition by the Company. Pursuant to the Openfilm Purchase Agreement, we acquired all of the outstanding membership interests in Openfilm by exchanging for such interests an aggregate of 107,238,421 shares of our common stock to the security holders of Openfilm, of which 45,937,500 shares were issued to Enerfund (a company controlled by Mike Zoi), 29,062,500 shares were issued to MZ Capital, LLC (a company controlled by Mike Zoi), 24,950,000 shares were issued to Dmitry Kozko, CEO of Openfilm, and an aggregate of 7,288,421 shares were issued to the remaining seven non-controlling security holders of Openfilm. Upon completion of the acquisition transaction on December 14, 2010, Openfilm became a wholly-owned subsidiary of the Company. Additionally, in connection with the acquisition of Openfilm, we established NetLab Systems, LLC (NetLab), a Florida limited liability company, and transferred the ownership of certain intellectual property assets from Openfilm to NetLab. Openfilm and NetLab entered into a Technology Transfer and License Agreement granting Openfilm the right to use certain technology transferred to NetLab. Research and development activities are conducted primarily through Zivos, LLC, a Ukrainian limited liability company and wholly-owned subsidiary of Openfilm. Up until the date of acquisition, Openfilm operations were funded primarily by entities controlled by our President, Mike Zoi.

Motorsport.com

On February 1, 2011, we entered into a purchase agreement (the “Motorsport Purchase Agreement”) with Enerfund, LLC, an entity controlled by Mike Zoi, to purchase all of the issued and outstanding interests of Motorsport, LLC, a Florida limited liability company that held 80% of the outstanding common stock of Motorsport.com, Inc., a Florida corporation engaged in the operation of a news and information website relating to the international motorsport industry. Motorsport, LLC purchased the interest of Motorsport.com, Inc. on December 17, 2010. The remaining 20% of the outstanding common stock of Motorsport.com, Inc. is held by the original stockholders (4 persons) of Motorsport.com, Inc.

Purchase Price. Pursuant to the Motorsport Purchase Agreement, on February 1, 2011, we paid Enerfund an aggregate of $130,000 (excluding a $20,000 contingent payment relating to the purchase of certain domain names) and agreed to take over responsibility for the obligations contained in the purchase agreement of December 17, 2010, which includes, among other things, the aggregate payment to the original stockholders of Motorsport.com, Inc. of an additional $450,000 payable in four quarterly installments commencing on December 1, 2013. In the event the domain names and related registrations are unable to be purchased on or before June 16, 2011, then we will not have to make the contingent payment ($20,000). The original sellers have a security interest in the domains of Motorsport.com, Inc. as collateral for payment of the additional purchase price. Failure to pay the additional purchase price when due may result in forfeiture of the shares in Motorsport.com, Inc. held by us.

Purchase Option on Outstanding Shares. In addition, we will have the option until December 16, 2018 to purchase the remaining interests of Motorsport.com, Inc. currently held by the original stockholders. We may exercise this option at any time upon thirty days prior written notice and the payment, in cash or preferred stock of Motorsport.com, Inc., as follows:

(i)	until December 16, 2015: $0.1075 per share;
(ii)	from December 17, 2015 through December 16, 2016: $0.1185 per share;
(iii)	from December 17, 2016 through December 16, 2017: $0.1305 per share; and
(iv)	from December 17, 2017 through December 16, 2018: $0.1435 per share.

At our option, we can pay the foregoing purchase price for the additional shares held by the original sellers in either (i) cash or (ii) preferred stock of Motorsport.com, Inc., which preferred stock will have a dividend payment equal to 2.5% of the value of the preferred stock on the date of issuance payable quarterly from the date of issuance. We may redeem any preferred stock issued at any time upon the payment in full of the value of the preferred stock as of the date of issuance.

Music1

In furtherance of our strategy to become an online media company, on February 1, 2011, we acquired Music1, LLC, a Florida limited liability company, from Enerfund (an investment company controlled by Mike Zoi), for an aggregate purchase price of $15,000. Music1, LLC owns 97% of the membership interests of A&R Music Live, LLC, a Georgia limited liability company that owns and operates two websites that provide an online social community and marketplace for musicians, songwriters, producers and record companies and an opportunity to showcase artist talents. Music1, LLC purchased its interest in A&R Music Live, LLC on November 8, 2010. The remaining 3% of the membership interests of A&R Music Live, LLC is owned by Stephen Strother, the Founder and President of Music1. We are required to invest at least $500,000 in Music1 by December 31, 2012 (which amount may include salaries and other expenses of Music1). In the event such amount is not invested in Music1 by December 31, 2012 or the employment agreement of Mr. Strother is terminated other than for cause or good reason on or before May 7, 2012, then Mr. Strother will have the right to repurchase Music1 for $1.00. Additionally, Mr. Strother has granted a royalty free license to Music1 to use certain technology owned by him for the term of his employment agreement.

Company Information

Our principal executive offices are located at 1450 S. Miami Avenue, Miami, FL 33130.  Our telephone number is (305) 507-8808.  Our Internet address is http://www.netelement.com. Information on or accessible through our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

We have a history of net losses and may continue to suffer losses in the future.

At December 31, 2010, we had an accumulated deficit of $26,420,933 and cash of $2,500,253.  We had a net loss of $3,106,146 for the nine months ended December 31, 2010 and $6,596,834 for the twelve months ended March 31, 2010, and further losses are anticipated.  We had a negative cash flow from operations of $1,519,972 for the nine months ended December 31, 2010 and $747,945 for the twelve months ended March 31, 2010.  If we continue to incur losses, we may never achieve profitability.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brand, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our patents, trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we operate, such as China. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

It is possible that some of our technologies may not be protectable by patents. In addition, given the costs of obtaining patent protection, we may choose not to protect particular innovations that later turn out to be important. Even where we do have patent protection, the scope of such protection may be insufficient to prevent third parties from designing around our particular patent claims or otherwise avoiding infringement. Furthermore, there is always the possibility that an issued patent may later be found to be invalid or unenforceable, or a competitor may attempt to engineer around our issued patent. Additionally, patents only offer a limited term of protection. Moreover, the intellectual property we maintain as trade secrets could be compromised by third parties, or intentionally or accidentally by our employees, which would cause us to lose the competitive advantage resulting from them.

We may in the future be subject to intellectual property rights claims that are costly to defend, could require us to pay damages and could limit our ability to use particular technologies in the future.

We may be exposed to, or threatened with, future litigation by other parties alleging that our technologies infringe their intellectual property rights. Any intellectual property claims, regardless of their merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination in any intellectual property claim could require us to pay damages and/or stop using our technologies, trademarks, copyrighted works and other material found to be in violation of another party's rights and could prevent us from licensing our technologies to others. In order to avoid these restrictions, we may have to seek a license. This license may not be available on reasonable terms, could require us to pay significant license fees and may significantly increase our operating expenses. A license also may not be available to us at all. As a result, we may be required to use and/or develop non-infringing alternatives, which could require significant effort and expense. If we cannot obtain a license or develop alternatives for any infringing aspects of our business, we may be forced to limit our technologies and may be unable to compete effectively. In certain instances, we have contractually agreed to provide indemnification to licensees relating to our intellectual property. We have from time to time corresponded with one or more third parties regarding patent enforcement issues and in-bound and out-bound patent licensing opportunities.

In addition, from time to time we may be engaged in disputes regarding the licensing of our intellectual property rights, including matters related to our license fee rates and other terms of our licensing arrangements. These types of disputes can be asserted by our licensees or prospective licensees or by other third parties as part of negotiations with us or in private actions seeking monetary damages or injunctive relief or in regulatory actions. Requests for monetary and injunctive remedies asserted in claims like these could be material and could have a significant impact on our business. Any disputes with our licensees, potential licensees or other third parties could adversely affect our business, results of operations and prospects.

Acquisition activities could result in operating difficulties, dilution to our stockholders and other harmful consequences.

We have built our business, in part, through acquisitions of intellectual property and other assets. We intend to selectively pursue strategic acquisitions in the future. Future acquisitions could divert management's time and focus from operating our business. In addition, integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures. Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

We may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

Our competitors may have greater financial and other resources than we do and those advantages could make it difficult for us to compete with them.

The market for online media applications and technology is relatively new and constantly changing. We expect that competition in this industry will intensify. Increased competition may result in price reductions, reduced margins, loss of customers and changes in our business and marketing strategies, any of which could harm our business. Current and potential competitors may have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. In addition, new competitors with potentially unique or more desirable products or services may enter the market at any time. The competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to maintain and extend our current brand and technology. Price concessions or the emergence of other pricing, licensing and distribution strategies or technology solutions of competitors may reduce our revenue, margins or market share. Other changes we have to make in response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, release products and enhancements before they are thoroughly tested or result in customer dissatisfaction, any of which could harm our operating results and stock price.

We may not have successfully integrated recent acquisitions to realize the full benefits of the combined businesses.

Our recent acquisitions involve the integration of businesses that have previously operated separately. The difficulties of combining the operations of these businesses include:

•	the challenge of effecting technical and staff integration while carrying on the ongoing businesses;

•	the necessity of coordinating geographically separate organizations; and

•	effective integration of personnel with diverse business backgrounds.

The process of completing the integration of these businesses could cause an interruption of, or loss of momentum in, the activities of our company and the loss of key personnel. The nature of our operations can make it especially challenging to successfully integrate our recent acquisitions. The diversion of management’s attention and any delays or difficulties encountered in connection with the acquisitions and the integration of these operations could have an adverse effect on our business, financial condition or results of operations.

Poor perception of our brand, business or industry could harm our reputation and adversely affect our business, financial condition and results of operations.

Our business is dependent on attracting a large number of visitors to our owned and operated websites, which depends in part on our reputation within the industry and with our customers. Because our business is transforming traditional content creation models and is therefore not easily understood by casual observers, our brand, business and reputation is vulnerable to poor perception. For example, perception that the quality of our content may not be the same or better than that of other published Internet content, even though baseless, can damage our reputation. We may be the subject of unflattering reports in the media about our business and our model. While disruptive businesses are often criticized early on in their life cycles, we believe we are more frequently targeted than most because of the nature of the business we are disrupting—namely the traditional print and publication media as well as popular Internet publishing methods such as blogging. Any damage to our reputation could harm our ability to attract and retain advertisers, customers and freelance content creators, which would materially adversely affect our results of operations, financial condition and business.

The expansion of our owned and operated websites into new areas of consumer interest, products, services and technologies subjects us to additional business, legal, financial and competitive risks.

An important element of our business strategy is to grow our network of owned and operated websites to cover new areas of consumer interest, expand into new business lines and develop additional services, products and technologies. In directing our focus into new areas, we face numerous risks and challenges, including increased capital requirements, long development cycles, new competitors and the requirement to develop new strategic relationships. We cannot assure you that our strategy will result in increased net sales or net income. Furthermore, growth into new areas may require changes to our existing business model and cost structure, modifications to our infrastructure and exposure to new regulatory and legal risks, any of which may require expertise in areas in which we have little or no experience. If we cannot generate revenue as a result of our expansion into new areas that are greater than the cost of such expansion, our operating results could be harmed.

Our business may require additional capital for continued growth, and our growth may be slowed if we do not have sufficient capital.

The continued growth and operation of our business may require additional funding for working capital.  We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, we may seek debt financing and may be forced to incur significant interest expense. If we cannot secure sufficient funding, we may be forced to forego strategic opportunities or delay, scale back or eliminate operations, acquisitions, and other investments.

Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We may not succeed in establishing our businesses internationally, which may limit our future growth.

One potential area of growth for us is in the international markets. We have also been investing in translation capabilities for our technologies. Operating internationally, where we have limited experience, exposes us to additional risks and operating costs. We cannot be certain that we will be successful in introducing or marketing our services internationally or that our services will gain market acceptance or that growth in commercial use of the Internet internationally will continue. There are risks inherent in conducting business in international markets, including the need to localize our products and services to foreign customers' preferences and customs, difficulties in managing operations due to language barriers, distance, staffing and cultural differences, application of foreign laws and regulations to us, tariffs and other trade barriers, fluctuations in currency exchange rates, establishing management systems and infrastructures, reduced protection for intellectual property rights in some countries, changes in foreign political and economic conditions, and potentially adverse tax consequences. Our inability to expand and market our products and services internationally may have a negative effect on our business, revenue, financial condition and results of operations.

Risks Related to our Common Stock

Our operating results and financial condition may fluctuate which could negatively affect the price of our stock.

Our operating results and financial condition may fluctuate from quarter to quarter and year to year depending upon the relative timing of events or uncertainties that may arise. The following events or occurrences, among others, could cause fluctuations in our financial performance from period to period, which could negatively affect the price of our stock:

•	changes in the amount we spend to develop, acquire or license new products, technologies or businesses;
•
delays between our expenditures to acquire new products, technologies or businesses and the generation of revenues from those acquired products, technologies or businesses, including delays in the regulatory approval process for new products;

•	development of new competitive products by others;
•	the mix of products that we sell during any time period;
•	our responses to price competition;
•	market acceptance of our products;
•	implementation of new or revised accounting, securities, tax or corporate responsibility rules, policies, regulations or laws;
•	acquisitions and financings;
•	expenditures as a result of legal actions;
•	lack of effectiveness of our sales and marketing endeavors; and
•	our level of research and development activities.

We may sell equity securities in the future, which would cause dilution.

We may sell equity securities in the future to obtain funds for general corporate or other purposes. We may sell these securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

We incur increased costs as a result of being an operating public company.

As a public operating company, we currently incur significant legal, accounting and other expenses not incurred by a private company. If our stock becomes listed on NASDAQ or another major exchange we will also incur additional compliance expenses. It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act of 2002, SEC proxy rules, other government regulations affecting public companies and/or stock exchange compliance requirements. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

We may fail to qualify for continued listing on the OTCQB electronic quotation and trading system, which could make it more difficult for investors to sell their shares.

Our common stock is quoted on the OTCQB electronic quotation and trading system (“OTCQB”). There can be no assurance that quotation of our common stock will be sustained. In the event that our common stock fails to qualify for continued quotation, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Our Common Stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our Common Stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Our Common Stock may be deemed a “Penny Stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

FORWARD-LOOKING STATEMENTS

 This prospectus and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	overall economic and business conditions;
•	the demand for our goods and services;
•	competitive factors in the industries in which we compete;
•	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);
•	emergence of new technologies which compete with our service offerings;
•	the outcome of litigation and governmental proceedings;
•	interest rate fluctuations and other changes in borrowing costs;
•	other capital market conditions, including availability of funding sources;
•	potential further impairment of our indefinite-lived intangible assets and/or our long-lived assets; and
•	changes in government regulations related to the broadband, wireless and Internet protocol industries.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” herein and in the documents incorporated by reference herein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We will not receive any of the proceeds from the reoffer and resale of the shares of common stock by the selling stockholders. We will receive the exercise price of any options that may be issued under the 2011 Equity Incentive Plan when such options, if any, are exercised by the holders thereof. Such proceeds will be used for working capital purposes.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale of (i) shares of our common stock underlying options granted under the 2011 Equity Incentive Plan to selling stockholders who are deemed to be affiliates of ours, and (ii) shares of common stock underlying options or restricted shares of common stock that may be issued to individuals in the future under the 2011 Equity Incentive Plan who are deemed to be affiliates of ours.  We will file a prospectus supplement in the event of future issuances under the 2011 Equity Incentive Plan, which supplement will include the names of the recipients and the amounts of securities to be reoffered.

The following table sets forth (i) the number of shares of our common stock beneficially owned by the selling stockholder on the date hereof, (ii) the number of shares of our common stock to be offered for resale by the selling stockholder in this offering, and (iii) the number and percentage of shares of our common stock to be held by the selling stockholder, after completion of this offering.

Name	Shares of Common Stock Owned Prior to the Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned After the Offering
__________	________	________	_______	______%
__________	________	________	_______	______%
__________	________	________	_______	______%
______________

PLAN OF DISTRIBUTION

We are registering __________ shares of common stock underlying options granted under the 2011 Equity Incentive Plan for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of such shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or systems or in the over-the-counter market;
•	through the writing and exercise of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	any combination of any such methods of sale; and
•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders. However, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's world wide web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by Net Element, Inc. (“Net Element”, “we” or “our”) with the Securities and Exchange Commission are incorporated by reference in this registration statement on Form S-8 (the “Registration Statement”):

(1)	Transition Report on Form 10-K for the transition period from April 1, 2010 to December 31, 2010, filed February 3, 2011, including any amendments thereto;
(2)	Amendment to Transition Report on Form 10-K for the transition period from April 1, 2010 to December 31, 2010, filed February 3, 2011;
(3)	Current Report on Form 8-K, filed February 22, 2011;
(4)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed May 16, 2011; and
(5)	Description of our common stock in our Registration Statement on Form S-1 filed June 24, 2004, including any amendments thereto

In addition, all documents filed by Net Element with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents with the Securities and Exchange Commission. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1
Certificate of Incorporation of Splinex, incorporated herein by reference to Exhibit 3.1 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

3.2
Certificate of Merger of Splinex, incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to Splinex’s Registration Statement on Form S-1 filed with the Commission on December 27, 2004 (Registration No. 333-116817)

3.3	Bylaws of Splinex, incorporated herein by reference to Exhibit 3.3 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

3.4	Certificate of Amendment of Articles of Incorporation, incorporated herein by reference to Appendix A to Schedule 14C filed with the Commission on February 11, 2009

5.1*	Opinion of Sichenzia Ross Friedman Ference LLP

23.1*	Consent of Daszkal Bolton LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

     * Filed herewith

Item 9.	Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 28th day of June, 2011.

NET ELEMENT, INC.

By:	/s/ Mike Zoi
Mike Zoi
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mike Zoi as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Mike Zoi	Chief Executive Officer and Chairman of the Board	June 28, 2011
Mike Zoi	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	June 28, 2011
Jonathan New	(Principal Financial Officer and Principal Accounting Officer)

/s/ James Caan	Director	June 28, 2011
James Caan

/s/ Curtis Wolfe	Director	June 28, 2011
Curtis Wolfe

EXHIBIT INDEX

Exhibit No.	Description

3.1
Certificate of Incorporation of Splinex, incorporated herein by reference to Exhibit 3.1 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

3.2
Certificate of Merger of Splinex, incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to Splinex’s Registration Statement on Form S-1 filed with the Commission on December 27, 2004 (Registration No. 333-116817)

3.3	Bylaws of Splinex, incorporated herein by reference to Exhibit 3.3 to Splinex’s Registration Statement on Form S-1 filed with the Commission on June 24, 2004 (Registration No. 333-116817)

3.4	Certificate of Amendment of Articles of Incorporation, incorporated herein by reference to Appendix A to Schedule 14C filed with the Commission on February 11, 2009

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Daszkal Bolton LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)